Exhibit 99

Dillard’s, Inc. Reports November Sales Results

LITTLE ROCK, Ark.--(BUSINESS WIRE)--December 3, 2009--Dillard’s, Inc. (NYSE: DDS) (“Dillard’s” or the “Company”) announced today that merchandise sales (“sales”) for the four weeks ended November 28, 2009 were $437,868,000 compared to sales for the four weeks ended November 29, 2008 of $505,752,000. Total sales decreased 13%. Sales in comparable stores decreased 11% for the four-week period.

Sales for the 43 weeks ended November 28, 2009 were $4,533,271,000 compared to sales for the 43 weeks ended November 29, 2008 of $5,267,964,000. Total sales decreased 14%. Sales in comparable stores decreased 12% for the 43-week period.

During the four weeks ended November 28, 2009, sales were above the average total Company trend in the Eastern and Western regions and below trend in the Central region. The sales performance in the juniors’ and children’s apparel category was significantly below trend.

Dillard’s, Inc. is one of the nation’s largest fashion apparel and home furnishing retailers. The Company’s stores operate with one name, Dillard’s, and span 29 states. Dillard’s stores offer a broad selection of merchandise, including products sourced and marketed under Dillard’s exclusive brand names.

CONTACT:
Dillard’s, Inc.
Julie J. Bull
Director of Investor Relations
501-376-5965